As filed with the Securities and Exchange Commission on July 27, 2009

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HERITAGE BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1234322
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 Granby Street

Norfolk, Virginia 23510

(Address of Principal Executive Offices, including Zip Code)

Heritage 2006 Equity Incentive Plan

(As Amended and Restated Effective January 28, 2009)

(Full title of the plan)

Robert C. Stackhouse, Esq.

Stackhouse, Nexsen & Turrietta

4505 Colley Avenue

Norfolk, Virginia 23508

(757) 623-3555

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Henry J. Huelsberg, III

Willcox & Savage, P.C.

One Commercial Place, Suite 1800

Norfolk, Virginia 23510

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $5.00 par value	250,000 shares	$9.60	$2,400,000	$140

(1)	This registration statement also covers an indeterminate number of additional shares that may be issued pursuant to the plan as the result of any future stock splits, stock dividends or similar transaction.
(2)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act of 1933, as amended, and is calculated based on the average of the bid and ask price for the Registrant’s Common Stock on July 24, 2009, as quoted on the OTC Bulletin Board.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information for the Heritage 2006 Equity Incentive Plan, as amended and restated effective January 28, 2009 (the “Plan”), specified by Part I of this Registration Statement (Items 1 and 2) will be sent or given to the participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. Such documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Heritage Bankshares, Inc. (the “Registrant”) with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 26, 2009, as amended in pertinent part by Form 10-K/A (Amendment No. 1) filed with the Commission on May 14, 2009.

(b)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009, filed with the Commission on May 14, 2009.

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 29, 2009, February 3, 2009, February 4, 2009 (as amended by Form 8-K/A filed with the Commission on February 6, 2009), March 5, 2009, April 28, 2009, June 16, 2009 and July 2, 2009.

(d)	The Registrant’s Notice of Annual Meeting and Definitive Proxy Statement on Schedule 14A, filed with the Commission on April 29, 2009 in connection with the Corporation’s 2009 Annual Meeting of Shareholders.

(e)	The description of the Registrant’s securities contained in the Registrant’s registration statement on Form 8-A filed with the Commission on October 24, 1983 under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

The class of securities to be offered pursuant to the Plan has been registered under Section 12 of the Exchange Act. Accordingly, a description of such securities is not required herein.

Item 5.	Interests of Named Experts and Counsel.

Willcox & Savage, P.C. has rendered an opinion on the validity of the securities being registered under this Registration Statement. A partner in Willcox & Savage, P.C. serves as a director of the Registrant and beneficially owns 11,100 shares of Common Stock of the Registrant.

Item 6.	Indemnification of Directors and Officers.

The Registrant’s Articles of Incorporation provide that, to the full extent that the Virginia Stock Corporation Act (the “VSCA”) permits the limitation or elimination of the liability of directors and officers, no director or officer of the Registrant shall be liable to the Registrant or its shareholders for monetary damages arising out of any transaction, occurrence or course of conduct. Similarly, the Bylaws of the Registrant provide that, to the fullest extent that the VSCA permits the limitation or elimination of liability of directors or officers of the Registrant in any proceeding brought by or in the right of the Registrant or by or on behalf of the shareholders of the Registrant, no director or officer of the Registrant shall be liable to the Registrant for monetary damages, so long as the director or officer has not (i) breached his or her duty of loyalty to the Registrant, (ii) engaged in any act or omission not in good faith or which involves gross negligence, willful misconduct or knowing violation of law or (iii) engaged in any transaction from which he or she received improper or personal benefit. Section 13.1-692.1 of the VSCA currently permits the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.

The Registrant’s Articles of Incorporation require indemnification of the Registrant’s directors and officers against all liability imposed on or asserted against him or her by reason of having been a director or officer of the Registrant, except in connection with matters for which such director or officer is finally adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty as an officer or director. The Registrant’s Bylaws further require the Registrant to indemnify its directors and officers, to the full extent permitted by the VSCA, against all liability incurred in a proceeding by reason of him or her serving as a director or officer of the Registrant or serving at the request of the Registrant as a director, officer, employee or agent of any other business or entity. Sections 13.1-697 and 13.1-702 of the VSCA generally authorize a Virginia corporation to indemnify its directors, officers, employees or agents in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Section 13.1-704 of the VSCA also provides that a Virginia corporation has the power to make any further indemnity to any director, officer, employee or agent, including under its articles of incorporation or any bylaw or shareholder resolution, except an indemnity against their willful misconduct or a knowing violation of criminal law.

The foregoing summary is qualified by reference to the full provisions of the VSCA and the Registrant’s Articles of Incorporation, as amended, and Bylaws, as amended.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit
5.1	Opinion of Willcox & Savage, P.C.

23.1	Consent of Elliott Davis LLC, Independent Registered Public Accounting Firm

23.2	Consent of Willcox & Savage, P.C. (included in Opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (appear on the signature page of this Registration Statement)

99.1	Heritage 2006 Equity Incentive Plan (As Amended and Restated Effective January 28, 2009)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item 9 do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on July 22, 2009.

HERITAGE BANKSHARES, INC.
(Registrant)

By:	/s/ John O. Guthrie
John O. Guthrie
Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael S. Ives and John O. Guthrie, or either of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully, and to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael S. Ives	President, Chief Executive Officer and a Director	July 22, 2009
Michael S. Ives	(Principal Executive Officer)

/s/ John O. Guthrie	Chief Financial Officer	July 22, 2009
John O. Guthrie	(Principal Financial and Accounting Officer)

/s/ Peter M. Meredith, Jr.	Chairman of the Board and a Director	July 22, 2009
Peter M. Meredith, Jr.

/s/ Lisa F. Chandler	Director	July 22, 2009
Lisa F. Chandler

/s/ Stephen A. Johnsen	Director	July 22, 2009
Stephen A. Johnsen

/s/ Thomas G. Johnson, III	Director	July 22, 2009
Thomas G. Johnson, III

/s/ L. Allan Parrott, Jr.	Director	July 22, 2009
L. Allan Parrott, Jr.

/s/ James A. Cummings	Director	July 22, 2009
James A. Cummings

/s/ F. Dudley Fulton	Director	July 22, 2009
F. Dudley Fulton

/s/ Ross C. Reeves	Director	July 22, 2009
Ross C. Reeves

/s/ Harvey W. Roberts, III	Director	July 22, 2009
Harvey W. Roberts, III

/s/ Wendell C. Franklin	Director	July 22, 2009
Wendell C. Franklin

/s/ David L. Kaufman	Director	July 22, 2009
David L. Kaufman

/s/ Charles R. Malbon, Jr.	Director	July 22, 2009
Charles R. Malbon, Jr.

/s/ Donald E. Perry	Director	July 22, 2009
Donald E. Perry

/s/ Barbara Zoby	Director	July 22, 2009
Barbara Zoby

EXHIBIT INDEX

Exhibit Number	Exhibit
5.1	Opinion of Willcox & Savage, P.C.

23.1	Consent of Elliott Davis LLC, Independent Public Accounting Firm

23.2	Consent of Willcox & Savage, P.C. (included in Opinion filed as Exhibit 5.1)

24.1	Powers of Attorney (appear on the signature page of this Registration Statement)

99.1	Heritage 2006 Equity Incentive Plan (As Amended and Restated Effective January 28, 2009)